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                            RECIPROCAL LICENSE AND
                         TECHNOLOGY SHARING AGREEMENT

                                    BETWEEN

                             STEEL DYNAMICS, INC.

                                      AND

                             NAKORNTHAI STRIP MILL
                            PUBLIC COMPANY LIMITED
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               RECIPROCAL LICENSE AND TECHNOLOGY SHARING AGREEMENT

      THIS RECIPROCAL LICENSE AND TECHNOLOGY SHARING AGREEMENT(the "SDI License Agreement") is entered into as of the _____ day of March, 1998, by and between Steel Dynamics, Inc. ("SDI"), an Indiana corporation with its principal office and place of business in Butler, Indiana USA, and Nakornthai Strip Mill Public Company Limited ("NSM"), a public limited company organized under the laws of Thailand, and is intended to describe the Parties' reciprocal rights of access to and to the use of the SDI Technology and NSM Technology, all related to their respectively owned and operated thin-slab/flat-rolled steel mini-mills and certain additional ancillary facilities as described herein.

      WHEREAS, SDI has accumulated certain know-how and technical expertise in connection with the planning, construction, and operation of the SDI Facilities;

      WHEREAS, NSM is developing certain technical expertise and know-how in connection with the construction and impending operation of the NSM Facilities;

      WHEREAS, NSM desires to obtain, and SDI is willing to grant to NSM, access to and the right and license to use its know-how and technical expertise, relating to SDI Technology, to the extent that SDI possesses the rights to provide such access and licenses, all in accordance with the terms and conditions hereinafter set forth; and

      WHEREAS, SDI desires to obtain, and NSM is willing to grant to SDI access to and the right and license to use its know-how and technical expertise, relating to NSM Technology, to the extent that NSM possesses the rights to provide such access and licenses, all in accordance with the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings of the Parties set forth herein, the Parties agree as follows:

                                    ARTICLE I

                                   Definitions

      Defined terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Definitions and Rules of Usage (March ___,
1998), which is incorporated herein by reference as though fully set forth herein, and the related Rules of Usage shall be applicable hereto.
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                                   ARTICLE II

                                     License

      2.1 Grant by SDI. Subject to the terms and conditions of this Agreement, SDI hereby grants to NSM, subject to Management Co.'s control, supervision, and direction, a non-exclusive, non-transferable, non-divisible and non-assignable license and right, without the right to grant sub-licenses hereunder, during the term of this Agreement, to have access to and to use SDI Technology, in connection with NSM's Mill or with NSM's other mill facilities, if any, in Thailand, Malaysia, and the Philippines, to manufacture the Products.

            SDI does not know whether, and has made no representations to NSM, express or implied, to the effect that SDI Technology is appropriate for or is best suited to NSM's needs. SDI's undertaking herein is solely to make SDI Technology available to NSM, for Management Co.'s and/or NSM's use, rejection, modification, or adaptation as Management Co. and/or NSM deems appropriate. The Parties likewise agree that SDI shall have no prospective ongoing monitoring or oversight functions over NSM's Mill operations.

      2.2 Grant by NSM. Subject to the terms and conditions of this Agreement, NSM hereby grants to SDI and/or to IDI, a non-exclusive, non-transferable, non-divisible, and non-assignable license and right, without the right to grant sub-licenses hereunder, during the term of this Agreement, to have access to and to use NSM Technology in connection with its mill facilities in the United States, Mexico, and Canada, to manufacture the Products.

      2.3 Each party hereby grants to the other Party a license to use any Technical Information provided by the Providing Party to the Requesting Party for any purpose, including manufacturing, using, selling or otherwise disposing of its Products. Unless otherwise agreed between the Parties, the additional license rights granted hereunder to SDI shall be for SDI's plants in the United States, Mexico, and Canada, and the license rights granted hereunder to NSM shall be for NSM's Mill or for NSM's other mill facilities, if any, in Thailand, Malaysia, and the Philippines. The licenses granted hereby are nonexclusive, nontransferable and paid-up, and do not include the right to sublicense to any third party.

                                   ARTICLE III

                                 Confidentiality

      3.1 All Technical Information, technical trade secrets, know-how, proprietary information, and data furnished or made available by either Party hereunder (hereinafter "Confidential Information"), will be deemed to be and will be received by the Requesting Party as confidential and proprietary, so long as it is identified as such when furnished, and such Confidential Information is for the Requesting Party's own use as limited herein and is to be kept confidential, in accordance with the standards set forth in the next paragraph, by the Requesting Party during and


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following the expiration or termination of this Agreement. This Article shall survive expiration or termination of this Agreement.

            Confidential Information shall not be made available, given, sold or disclosed by the Requesting Party to any other person without the prior written consent of the Providing Party. Each Party agrees to use its best efforts to maintain the confidentiality of the Confidential Information disclosed to it and each shall use no less than the same safeguards as it uses to protect its own Confidential Information of a similar nature. A Requesting Party shall disclose Confidential Information received from the Providing Party only to the Requesting Party's officers, agents, employees, consultants and advisors whose duties reasonably require familiarity with such information, provided that the Requesting Party shall first obtain from such Persons legally enforceable undertakings, in form and substance satisfactory to the Providing Party, not to personally use Confidential Information, or knowledge derived therefrom, not to disclose it to or for the benefit of any third party and containing such other protections as the Providing Party shall reasonably request. Copies of all such undertakings shall be delivered to the Providing Party, with evidence of its proper adoption and legality. Except as otherwise agreed by the Parties, the Requesting Party shall be required at its own expense to take such legal actions as may be reasonably necessary to enforce such undertakings.

      3.2 The confidentiality obligation of the Requesting Party under Section
3.1 above shall not apply to Confidential Information which:

            3.2.1 is or becomes publicly known through no wrongful act of the Requesting Party or its employees;

            3.2.2 is received by the Requesting Party without restriction from a third party without breach of any obligation of nondisclosure;

            3.2.3 is or has been independently developed by the Requesting
      Party;

            3.2.4 is contained in any published patent or published patent application or which becomes otherwise published or generally known to Requesting Party through no wrongful act of Requesting Party, from and after the date it becomes published or generally known; or

            3.2.5 is disclosed pursuant to Applicable Law.

                                   ARTICLE IV

                License to Improvements Made by Requesting Party

            A Requesting Party shall make available to a Providing Party on a fully-paid, nonexclusive, non-assignable, non-sublicensable, and as is basis, a license to use any information,


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invention (whether or not patentable), improvements and innovations developed and owned by the Requesting Party substantially through the use of Technical Information provided by the Providing Party pursuant to this Agreement. Such right is to manufacture, assemble, use, sell, or otherwise dispose of products during the term of this Agreement using the information, inventions, improvements, innovations developed and owned by the Requesting Party.

                                    ARTICLE V

    Obtaining Rights to Patents and Technical Information From Third Parties

      5.1 Neither Party represents that by virtue of its use of certain machinery, equipment, processes or technology, it necessarily possesses the legal right to disclose the trade secrets, know-how, or proprietary information involved in such activity, or that such Party has the legal right to authorize and license others to use or employ such machinery, equipment, processes or technology.

      5.2 Notwithstanding Section 5.1, and subject to Section 5.3, each Party, upon receipt of a written request from the other Party for disclosure of and/or the right to use any trade secrets, know-how and proprietary information which, if solely owned and licensable by the Providing Party, would constitute Technical Information, shall use its best efforts to ascertain whether it has the legal right to make the disclosure and/or whether the Requesting Party may need to obtain third party approvals, consents, licenses (with or without royalties), or other rights in advance of disclosure or in connection with the matter of use. In the event that the Providing Party does not have such rights, the Providing Party shall so advise the Requesting Party, together with the name(s) of the person(s) to contact regarding such rights, if known, and the Providing Party shall use its best efforts to cooperate with the Requesting Party in obtaining any such necessary permission, but subject to such terms, conditions, and restrictions as the third party may impose. These provisions shall also apply to any patents which relate to SDI Technology or to NSM Technology. In the event that the Providing Party, after using its best efforts, is unable to obtain the necessary legal rights or licenses, the Providing Party shall be under no further obligation hereunder nor to violate the terms of any license or other agreements it may have with such third party.

      5.3 To the extent that any obligation for compensation, for indemnity, for performance, or otherwise to a third party is required to be undertaken in connection with the disclosures or rights to use described in Section 5.2, any such obligations shall be direct obligations between the Requesting Party and the third party; and the Providing Party shall not be required to incur any primary or secondary obligations, as guarantor or otherwise, to any such third party, nor to place its own rights with such party in jeopardy by reason of such disclosures and/or use.

      5.4 In the event that either Party shall, during the term of this Agreement, obtain Acquired Technology from a third party (including from its employees), such Acquired Technology shall come within the scope of this Agreement; provided, however, that, except as to Acquired Technology acquired from the Party possessing such Acquired Technology, a Party may, as a condition to including such Acquired Technology within the license granted to the other Party under Section 2.3,


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require the Requesting Party to contribute a fair proportion of the cost incurred in acquiring the Acquired Technology. In such event, the Parties shall determine by mutual agreement the amount of such compensation by the Requesting Party to the Providing Party. If the Parties do not so agree, the Acquired Technology shall not be included within the scope of this Agreement, and the Requesting Party shall incur no financial obligation or liability regarding such Acquired Technology.

      5.5 In the event that either Party has or acquires one or more patents, or files for one or more patent applications, relating to a process or a product that would otherwise be includable as Technical Information within a request for Technical Assistance, or within the broad definition of SDI or, if applicable, IDI Technology, or of NSM Technology, as the case may be, such patent rights shall not be deemed automatically includable within the scope of the license rights contemplated by this SDI License Agreement but may be included, at the option of the holder of such rights and unless otherwise prohibited, upon the negotiation and agreement of a specific license for each such process or product, with a royalty rate and other terms that are fair and reasonable for the type of process or product involved.

                                   ARTICLE VI

                                  Compensation

      6.1 Solely in consideration of SDI's grant of the license rights described in Article IV, NSM shall issue to SDI, contemporaneously with the execution of this License Agreement, (i) 74,468,090 Shares of NSM and (ii) Warrants to purchase 11,421,480 Shares of NSM. Pursuant to the SDI Warrant Agreement, the Warrants shall become exercisable at the time, and in the proportion, that the Warrants issued to the Senior Subordinated Notes are exercised. To the extent that the Warrants shall not become exercisable on or prior to the 10th anniversary or the Closing Date, or to the extent such Warrants shall have become exercisable but shall not have been exercised on or before such date, such Warrants shall expire. Concurrently with each exercise of Warrants by SDI, NSM shall pay to SDI an amount which, after taking into account the net amount, after application of all foreign tax credits to which SDI shall be entitled as a result thereof, of all Thai and U.S. withholding and income taxes payable in respect of the receipt thereof, shall be equal to Baht 10 for each Warrant which shall have been exercised at such time. After giving effect to the exercise of all Warrants which shall become exercisable in accordance herewith and with the Warrant Agreement, SDI shall hold Shares equal to 10% of the total number of Shares issued on the Closing Date and in connection with all such Warrants.

      Such shares shall be deemed fully earned and paid for upon issuance, the consideration from SDI therefor being SDI's grant of license rights to NSM hereunder, without regard to any actual use thereof by NSM. No portion of the value of such shares is attributable to any future services to be rendered by SDI hereunder or under any other agreement. The value of this license grant has been determined by NSM's Board of Directors, by Management Company, and by the New Equity Investors (excluding SDI) and other shareholder signatories to the Shareholder Agreement to be fair and adequate for the NSM common shares to be issued to SDI.


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      6.2 The foregoing compensation shall be payable to SDI in addition to any expense reimbursements required to be paid hereunder.

      6.3 Subject to the provisions of Section 6.1, SDI shall be responsible for all U.S. taxes on any shares issuable or amounts payable to SDI hereunder.

      6.4 Except for the amount of any Thai withholding tax payable in respect of the receipt by SDI of the NSM common shares described in Section 6.1(i), and of the NSM common shares issuable upon exercise of the Warrants described in
Section 6.1(ii), which NSM agrees to bear and to pay, in SDI's name (the same as if paid directly by SDI), if NSM shall be required under the laws of Thailand to deduct from any payment made to SDI any other income tax which may be levied against SDI for or in respect of this Agreement, then NSM shall pay or deduct such amounts from the payments due to SDI, and NSM shall promptly remit to the relevant tax authorities such income tax. NSM shall promptly furnish to SDI such necessary tax receipts or other documentary evidence issued by the competent Thai tax authorities, relating to any such payments made by NSM and showing the payment made in the name of SDI, so that SDI may obtain a tax credit in the United States. The burden of obtaining any such tax credits, and the risk of disallowance, shall be borne by SDI.

                                   ARTICLE VII

                                Term of Agreement

      7.1 Unless sooner terminated hereunder, this Agreement shall continue in effect for a term of ten (10) years.

      7.2 In the event that either Party fails to perform any material obligation or undertaking to be performed by it under this Agreement, and such failure shall not be cured within sixty (60) days after written notice thereof from the other Party, then a default shall have occurred. In such event, the non-defaulting Party's sole and exclusive remedy shall be the right to terminate this Agreement forthwith, by giving written notice of termination to the defaulting Party; provided, however, that a majority of the interest in Management Co. or a majority of the Board of Directors of NSM, including a majority of the Directors nominated by the New Equity Investors, shall have approved the delivery of the foregoing notice. No claim for monetary damages shall exist against the defaulting Party, nor, in the case of a default by SDI, shall any recovery, cancellation, or recoupment of any of the NSM Common Stock or Warrants conveyed or required to be conveyed to SDI pursuant to Section 6.1, or in respect of any of the payments required to be paid to SDI hereunder shall exist or be asserted; provided, however, that no termination, regardless of cause, shall be deemed to diminish the defaulting party's rights to continue to use any Technical Information theretofore learned, communicated, or conveyed to that Party.

      7.3 Upon expiration or termination of this Agreement, as provided for in this Article VII, by operation of law or otherwise, all rights granted to, and obligations undertaken by, the Parties


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hereunder shall terminate, except the following, all of which shall survive expiration or termination of this Agreement:

            7.3.1 Each Party's rights to continue to use any Technical Information theretofore learned, communicated or conveyed to that Party;

            7.3.2 Each Party's obligation to pay all amounts accrued hereunder upon or prior to expiration or termination of this Agreement; and

            7.3.3 Each Party's confidentiality obligations under Article III hereof;

                                  ARTICLE VIII

                                  Force Majeure

      8.1 In the event that performance of obligations hereunder by either Party hereto is legally excusable because of an event of Force Majeure, the following provisions shall apply:

            8.1.1 Either Party who believes that his performance is excused by such event of Force Majeure shall give written notice to the other as soon as possible and with sufficient detail to permit the other to minimize inconvenience and expense.

            8.1.2 Both Parties will cooperate to minimize the financial consequences of such event of Force Majeure.

            8.1.3 Either Party hereto shall have the right to request the termination of this Agreement if such event of Force Majeure continues for a period greater than 180 days.

                                   ARTICLE IX

                                     Notice

      Any notice required or contemplated hereunder shall be in English and shall be deemed to be given when received by mail or facsimile (with follow-on hard copy by mail), properly addressed as follows:


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      If to SDI:        Keith E. Busse, President
                        Steel Dynamics, Inc.
                        4500 County Road 59
                        Butler, IN 46721
                        Fax:        1-219-868-8951
                        Phone:      1-219-868-8108

      with a copy to:   Robert S. Walters, Esq.
                        Barrett & McNagny
                        215 East Berry Street
                        Fort Wayne, IN 46802
                        Fax:        1-219-423-8924
                        Phone:      1-219-423-8905

      If to NSM:        Mr. John Schultes
                        Nakornthai Strip Mill Public Company Limited
                        Chonburi Industrial Estate
                        (Bowin) 358 Moo 6
                        Highway 331, Bowin
                        Sri Racha, Chonburi 20230
                        Thailand
                        Fax:        (66-38) 345-693, 345375
                        Phone:      (66-38) 345-950-84, Ext. 255

      with a copy to:   Mr. Chamni Janchai
                        Nakornthai Strip Mill Public Company Limited
                        16th Floor UM Tower
                        9 Ramkhamhaeng Road
                        Suanluang
                        Bangkok 10250, Thailand
                        Fax:        (662) 719-9828-9

or to such other addresses either party shall from time to time furnish in writing to the other for such purpose. Such notice shall be deemed given when actually received, or ten (10) days after the date mailed if sent by certified or registered mail.

                                    ARTICLE X

                                  Governing Law

            This Agreement is executed in English as the controlling text, and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws


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of the State of New York. The Parties agree that their rights and obligations under this Agreement shall not be governed by either the provisions of the 1980 U.N. Convention for the International Sale of Goods nor by the laws of any jurisdiction other than as specified herein.

                                   ARTICLE XI

                                   Arbitration

      11.1 In the event of any disputes, controversies or differences which may arise among the Parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, the Parties hereto shall exert their utmost to settle the same by means of good faith negotiations.

      11.2 The disputes, controversies or differences arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the ICC by three arbitrators appointed in accordance with said Rules, but no such award shall produce a result inconsistent with the provisions of Sections 7.2 and 7.3 regarding termination and damages. The place of arbitration shall be London, England and the proceedings shall be conducted in the English language.

      11.3 Judgement upon the award rendered may be entered in any court having competent jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                                   ARTICLE XII

                   Negation of Agency and Other Relationships

      Nothing contained in this Agreement, nor anything done by either party in the discharge of its obligations hereunder, shall be deemed to constitute either party the agent, employee, joint venturer, or partner of the other.

                                  ARTICLE XIII

                                  Miscellaneous

      13.1 The relationship between SDI and NSM and/or Management Co. shall be that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct and control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) constitute either Party, its agents or employees, as the agents or employees of the other Party, or to grant to them any power or authority to act for, bind or otherwise create or assume any obligation on behalf of the other Party for any purpose whatsoever.


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      13.2 Neither Party shall attempt to patent or otherwise register any right to exclude other Persons from using the Technical Information that it receives from the other Party pursuant to this Agreement. Neither Party shall attempt to patent in another country the subject matter of any Patent for which it has received a license from the other Party under this Agreement.

      13.3 This Agreement constitutes the entire agreement of the Parties with respect to the matters addressed herein and supersedes any prior understandings. Except as noted herein, no changes to this Agreement shall be binding unless in writing and signed by each Party.

      13.4 The headings and captions used in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning, interpretation or application of this Agreement.

      13.5 Neither Party may assign its rights or obligations under this Agreement and this agreement shall not inure to the benefit of any trustee in bankruptcy, receiver, or other successor of either Party, without the express written approval of the other Party.

      13.6 In the event that any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction such part shall be deemed severed from this Agreement, and the remainder of this Agreement shall continue in full force and effect. The Parties shall consult as to the manner in which their original intention can be fulfilled as closely as possible, and if appropriate, shall amend this Agreement accordingly.

      13.7 No delay or failure of any Party in exercising any right hereunder and no partial or single waiver shall be deemed to constitute a waiver of any subsequent delay or failure. No waiver of any one duty, agreement, condition or breach of this Agreement shall constitute a waiver of any other duty, agreement, condition or breach.

      13.8 NSM and Management Co. agree to deliver to SDI, as promptly as possible following the NSM Closing, two (2) complete sets of all equity and debt closing documents, as executed, with all schedules and exhibits attached, and NSM further agrees that SDI shall be deemed entitled to the same rights thereunder as any other shareholder purchasing common stock for value in connection therewith.

      13.9 This Agreement may be executed in one or more counterparts, each of which shall constitute an original version of the Agreement.

      IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written by its duly authorized officer or representative.


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                                    NAKORNTHAI STRIP MILL PUBLIC
                                    COMPANY LIMITED

                                    By_______________________________________
                                    Title_____________________________________


                                    STEEL DYNAMICS, INC.

                                    By:______________________________________
                                       Keith E. Busse, President


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